EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K for the year ended October 30, 1999 into the Company's previously filed Registration Statements on Form S-8 (File Numbers 33-20437, 33-61322 and 333-60381) and Form S-3 (File Numbers 333-24527 and 333-90745).




/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


St. Louis, Missouri
January 10, 2000